UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 15, 2006

iStar Financial Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 27th Floor New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01     Regulation FD Disclosure.

On February 15, 2006, iStar Financial Inc. commenced a public offering of debt securities.  The prospectus supplement in connection with that offering contained the following information:

Adjusted Earnings

We currently expect diluted adjusted earnings per share for the fiscal year 2005 of $3.30-$3.40, and diluted GAAP earnings per share for the fiscal year 2005 of $2.05-$2.15.  Our fiscal year 2005 diluted adjusted and GAAP earnings expectations include a $44.3 million charge related to the prepayment of our STARs asset-backed notes program.

Adjusted earnings represents net income to common shareholders computed in accordance with GAAP, before depreciation, amortization, gain (loss) from discontinued operations, extraordinary items and cumulative effect of change in accounting principle.  Adjustments for unconsolidated partnerships and joint ventures reflect our share of adjusted earnings calculated on the same basis.

We measure our performance using adjusted earnings in addition to GAAP net income.  We think that adjusted earnings is a helpful measure to consider, in addition to GAAP net income, because it helps us to evaluate how our commercial real estate finance business is performing compared to other commercial finance companies, without the effects of certain GAAP adjustments that are not necessarily indicative of current operating performance.  The most significant GAAP adjustments that we exclude in determining adjusted earnings are depreciation and amortization.  As a commercial finance company that focuses on real estate lending and corporate tenant leasing, we record significant depreciation on our real estate assets and amortization of deferred financing costs on our lending assets.  These items do not affect our daily operations, but they do impact our financial results under GAAP.  By measuring our performance using adjusted earnings and net income, we are able to evaluate how our business is performing both before and after giving effect to recurring GAAP adjustments such as depreciation and amortization and, in the case of adjusted earnings, after including income or losses from our joint venture interests on the same basis and excluding gains or losses from the sale of assets that will no longer be part of our business.

We do not think that adjusted earnings is an alternative or substitute for GAAP net income as a measure of our performance.  Rather, we think that adjusted earnings is an additional measure that helps us analyze how our business is performing.  We also use adjusted earnings to track our compliance with covenants in our borrowing arrangements because several of our material borrowing arrangements have covenants based upon adjusted earnings.  Adjusted earnings should not be viewed as an alternative measure of either our liquidity or funds available for our cash needs or for distribution to our shareholders.  In addition, we may not calculate adjusted earnings in the same manner as other companies that use a similarly titled measure.

Reconciliation of Diluted Adjusted Earnings Per Share Guidance to Diluted GAAP Earnings Per Share Guidance

Year Ended December 31, 2005

Earnings per diluted common share guidance	$2.05 - $2.15
Add: Depreciation and amortization per diluted common share	$1.15 - $1.35
Adjusted earnings per diluted common share guidance	$3.30 - $3.40

The information contained herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iSTAR FINANCIAL INC.

Date: February 15, 2006	By:	/s/ Jay Sugarman
Jay Sugarman
Chairman and Chief Executive Officer

Date: February 15, 2006	By:	/s/ Catherine D. Rice
Catherine D. Rice
Chief Financial Officer